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                                                                    EXHIBIT 3.43

                          CERTIFICATE OF INCORPORATION

                                       OF

                   TESORO REFINING, MARKETING & SUPPLY COMPANY

                                    * * * * *

               1.   The name of the corporation is

             TESORO REFINING, MARKETING & SUPPLY COMPANY.

               2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

               5A. The name and mailing address of each incorporator is as follows:

NAME                                            MAILING ADDRESS
----                                            ---------------

M.A. Ferrucci                                   100 West Tenth Street
                                                Wilmington, Delaware 19801

K.L. Husfelt                                    100 West Tenth Street
                                                Wilmington, Delaware 19801

W.J. Reif                                       100 West Tenth Street
                                                Wilmington, Delaware 19801



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        5B. The name and mailing address of each person, who is to. serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                NAME                MAILING ADDRESS
                ----                ---------------

Robert V. West, Jr.                     8700 Tesoro Drive
                                        San Antonio, Texas  78286

James C. Phelps                         8700 Tesoro Drive
                                        San Antonio, Texas  78286

Dennis F. Juren                         8700 Tesoro Drive
                                        San Antonio, Texas 78286



        6. The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of May, 1979.

                             /s/ M. A. Ferrucci
                                 --------------------------------------
                                 M. A. Ferrucci

                             /s/ K. L. Husfelt
                                 --------------------------------------
                                 K. L. Husfelt

                             /s/ W. J. Reif
                                 --------------------------------------
                                 W. J. Reif